                               DATED March 9, 1998


                       MULTISOFT FINANCIAL SYSTEM LIMITED

                                       and

                               THE SAGE GROUP PLC

                                       and

                              IBIS SYSTEMS LIMITED


                               AMENDMENT AGREEMENT

THIS AGREEMENT is made on March 9, 1998.

BETWEEN:

         1. MULTISOFT FINANCIAL SYSTEMS LIMITED (registered number 2488578) whose registered office is at Cross & Pillory House, Cross & Pillory Lane, Alton, Hants GU34 1HL (the "Seller");

         2. THE SAGE GROUP PLC (registered number 2231246) whose registered office is at Sage House, Benton Park Road, Newcastle-upon-Tyne NE7 7LZ (the "Guarantor"); and

         3. IBIS SYSTEMS LIMITED (registered number 3410598) whose registered office is at 2 Twyford Place, Lincoln's Inn, Cressex, High Wycombe, Buckinghamshire HP12 3RE (the "Purchaser").

WHEREAS:

The Seller, the Guarantor and the Purchaser have today entered into an agreement (the "Agreement") for the sale of the Business (as defined in the Agreement) and have agreed to make certain amendments to the terms of the Agreement.

IT IS AGREED as follows:

         1. All words and expressions defined in this Agreement shall have the same meaning in this agreement unless the context otherwise requires.

         2. In consideration of the payment of (pound)1 [British pound] the Purchaser to the Seller, receipt of which is acknowledged by execution of this agreement, the parties agree that the Agreement shall be amended as follows:

                  2.1. the definition of "Contracts" in the Agreement shall be deleted and the following definition shall be substituted:

                  ""Contracts" means all contracts and engagements entered into or orders made before the Effective Time by or on behalf of the Seller with customers in connection with the Business relating to software support (but not sale or supply) and to bespoke modifications (other than as provided under clause 2(5)) which remain (in whole or in part) to be performed at or after the Effective Time;"

                  2.2. the word "Completion" in the definition of "Debts" shall be deleted and substituted by the words "the Effective Time."

                  2.3. the words "an irrevocable royalty-free" shall be added after the word "Purchaser" in clause 2(4) of the Agreement.

                  2.4. additional sub-clauses (9) and (10) to be added to clause 5 of the Agreement in the following terms:
                                       2

                  "5(9) Save for such liabilities as the Purchaser agrees expressly to assume under this agreement, the Purchaser shall not assume any liability of or relating to the Business in existence at the Effective Time and the Seller agrees to indemnify the Purchaser in respect to any such liability.

                  5(10) The Purchaser agrees to indemnify the Seller in respect of any liability of or relating to the Business which the Purchaser assumes under this Agreement or which arises after the Effective Time."

                  2.5. an additional sentence to be added to clause 7(2) as follows:

                  "For the avoidance of doubt the Purchaser shall not be precluded from providing services to customers and selling software supplied by parties other than the Seller's Group."

                  2.6. an additional sub-clause (9) be added to clause 7 of the Agreement in the following terms:

                  "7(9) The Seller undertakes that, so far as it is aware (other than John Jackman, a former employee of the Seller), it has not, and undertakes that it will not in the future, disclose to any third party the list or any part thereof) of Direct Customers and that it will keep confidential such information as the Seller maintains concerning the Direct Customers (save as required by law or regulation or for the purposes of any form of audit or disclosure to any authority)."

                  2.7. an additional sub-clause (10) be added to clause 7 of the Agreement in the following terms:

                  "The RRP used to calculate the amount payable by the Purchaser to the Seller in respect of the Computer Software and Products under this Agreement shall not include any amount payable in respect to NRG report writing software and, for the avoidance of doubt, sub-clause 7(3) shall not apply to the NRG report writing software."

                  2.8.  an additional paragraph 7.2 be added to section 7 of
Schedule 5 to the Agreement:

                  "7.2     Litigation

                           The Seller is not engaged in any litigation or arbitration proceedings as plaintiff or defendant and no such proceedings have been threatened in the past 12 months in writing against Seller, in each case, relating to the Business and which would be material in the context of the Business taken as a whole."

         3. the provisions of clauses 18 and 19 of the Agreement shall be deemed to apply MUTATIS MUTANDIS to this agreement as if set out in full in this agreement.

         (4.) This agreement shall be construed in accordance with English law. The parties submit to the jurisdiction of the English courts for all purposes relating to this agreement.

AS WITNESS the hands of the duly authorized representatives of the parties on the date which first appears on page one.

SIGNED BY                               )
for and on behalf of                    )
MULTISOFT FINANCIAL                     )                   /s/ Unreadable
SYSTEMS LIMITED                         )
in the presence of:                     )

SIGNED BY                               )
for and on behalf of                    )
IBIS SYSTEMS LIMITED                    )                   /s/ Peter B. Nagle
in the presence of:                     )

SIGNED BY                               )
for and on behalf of                    )                   /s/ Unreadable
THE SAGE GROUP PLC                      )
in the presence of:                     )


                                       4